Amendment to
JNL Variable Fund LLC Rule 12b-1 Plan

This Amendment is made by JNL Variable Fund LLC, a Delaware limited liability company (“Company”) to its Rule 12b-1 Plan (“Plan”).

Whereas, the Plan was adopted on April 29, 2013, and amended on May 30, 2013, September 16, 2013, June 4, 2014 and September 15, 2014, by the Company on behalf of the Funds listed on Schedule A to the Plan, in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended.

Whereas, the following fund mergers have been approved by the Board of Managers of the Fund:
Fund Mergers:
-	JNL/Mellon Capital Value Line® 30 Fund into the JNL/Mellon Capital S&P® 24 Fund; and
-	JNL/Mellon Capital JNL Optimized 5 Fund into the JNL/Mellon Capital JNL 5 Fund.

Whereas, pursuant to the approval of the fund mergers, as outlined herein-above, the Company has agreed to amend Schedule A of the Agreement to:
-	remove the JNL/Mellon Capital Value Line® 30 Fund and its respective fees; and
-	remove the JNL/Mellon Capital JNL Optimized 5 Fund and its respective fees.

Now Therefore, in consideration of the mutual covenants herein contained, the Company hereby agrees to amend the Plan as follows:

Schedule A to the Plan is hereby deleted and replaced in its entirety with Schedule A dated April 27, 2015, attached hereto.

In Witness Whereof, the Company has caused this Amendment to be executed as of this 23rd day of February 2015, effective April 27, 2015.

JNL Variable Fund LLC

By:	/s/ Kristen K. Leeman
Name:	Kristen K. Leeman
Title:	Assistant Secretary

Schedule A
Dated April 27, 2015

Fund	Class	Maximum 12b-1 Fee1
JNL/Mellon Capital DowSM 10 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Global 15 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Nasdaq® 25 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital S&P® 24 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital S&P® SMid 60 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital 25 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital JNL 5 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Communications Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Consumer Brands Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Financial Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Healthcare Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Oil & Gas Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Technology Sector Fund	Class A	0.20%
	Class B	None

1 As a percentage of the average daily net assets attributable to the specified class of shares.

A-1